Calculation of Filing Fee Tables
S-8
SKYWORKS SOLUTIONS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.25 par value per share	Other	16,811,023	$ 66.42	$ 1,116,588,147.66	0.0001381	$ 154,200.82
Total Offering Amounts:						$ 1,116,588,147.66		$ 154,200.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 154,200.82
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Consists of (i) 8,000,000 shares issuable under the Skyworks Solutions, Inc. 2026 Long-Term Incentive Plan (the "Plan"), plus (ii) an additional number of shares (up to 8,811,023 shares) as is equal to the sum of (x) the number of shares of the Registrant's common stock (the "Common Stock") reserved under the Skyworks Solutions, Inc. Second Amended and Restated 2015 Long-Term Incentive Plan (the "Prior Plan") that remained available for grant under the Prior Plan as of May 13, 2026, the date on which Skyworks Solutions, Inc. stockholders approved the Plan (the "Effective Date"), and (y) the number of shares of Common Stock subject to awards granted under the Prior Plan which awards expire, terminate, or are otherwise surrendered, cancelled, forfeited, or repurchased by the Registrant at their original issuance price pursuant to a contractual repurchase right after the Effective Date, subject to the terms of the Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on May 8, 2026, in accordance with Rule 457(c) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources